             As filed with the Securities and Exchange Commission
                               on June 24, 1994
                                                       Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             FOOTE, CONE & BELDING
                             COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                                                     36-1088161
- --------------------                                         -------------------
(State or other juris-                                       (IRS Employer
diction of incorporation                                     Identification No.)
or organization)

101 East Erie Street
Chicago, Illinois                                            60611-2897
- ---------------------                                        -----------
(Address of Principal                                        (Zip Code)
Executive Office)

                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.
                              STOCK PURCHASE PLAN
                  -------------------------------------------
                           (Full title of the plans)

                                Dale F. Perona
                   Vice President, Controller and Secretary
                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.
                             101 East Erie Street
                         Chicago, Illinois  60611-2897
                    ---------------------------------------
                    (Name-and address of agent for service)

                                (312) 751-7000
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

=============================================================================================
                              CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------
                                          Proposed          Proposed maximum      Amount of
Securities to be     Amount to be     maximum offering     aggregate offering    registration
registered            registered     price per share(1)         price(1)            fee(1)
- ---------------------------------------------------------------------------------------------
Common Stock           350,000            $44.0625            $15,421,875         $5,317.89
- ---------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights        350,000               (2)                   (2)             (2)

=============================================================================================

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock in the New York Stock Exchange Composite Transactions on June 21, 1994, which was $44.0625.

(2) The Company's Preferred Stock Purchase Rights initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

         (a) Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1993;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993.

         (c) The description of the Common Stock and the Rights contained in a registration statement filed under the Exchange Act including any subsequent amendment or any report or other filing filed with the Commission updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         There is no provision in the Registrant's Certificate of Incorporation relating to indemnification.

         The directors and officers of the Registrant may be indemnified under certain circumstances against liability which they may incur in their capacities as such pursuant to Section 145 of the General Corporation Law of Delaware. Reference is made with regard to such indemnification to Article V, Section 9 of the By-Laws of the Registrant, which has been filed as an exhibit to this registration statement. The Registrant has secured standard form insurance covering the Registrant and its directors and officers and those of its principal subsidiaries against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.              Description
- -----------              -----------

    4(a) Foote, Cone & Belding Communications, Inc. Stock Purchase Plan (as amended and restated effective January 1, 1987).
               Incorporated by reference to Exhibit 28.1 to Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 13, 1991 (Registration No. 33-41129) (the "1991 S-8").

    4(b) Amendment Number One to Foote, Cone & Belding Communications, Inc. Stock Purchase Plan dated November 10, 1987. Incorporated by reference to Exhibit 28.2 to the 1991 S-8.

    4(c) Supplement to Foote, Cone & Belding Communications, Inc. Stock Purchase Plan dated May 26, 1989. Incorporated by reference to
               Exhibit 28.3 to the 1991 S-8.

    4(d) Amendment Number Two to Foote, Cone & Belding Communications, Inc. Stock Purchase Plan dated November 15, 1989. Incorporated by reference to Exhibit 28.4 to the 1991 S-8.

    4(e)* Registrant's Restated Certificate of Incorporation, as amended on May 19, 1993 and further amended on May 18, 1994.

    4(f)*      Registrant's By-laws, as amended.

    4(g) Rights Agreement dated as of November 16, 1988, between Registrant and Harris Trust and Savings Bank as Rights Agent. Incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A under the Exchange Act, filed with the Securities and Exchange Commission on November 18, 1988.

    5*         Opinion of Sidley & Austin.

    23(a)*     Consent of Independent Accountants.

    23(b)      Consent of Sidley & Austin is included in its opinion filed as
               Exhibit 5 hereto.

Exhibit No.              Description
- -----------              -----------

    24*        Power of Attorney.

______________________
* Filed herewith.

ITEM 9.  UNDERTAKINGS

         1. The Registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 24th day of June, 1994.

                                 FOOTE, CONE & BELDING COMMUNICATIONS, INC.



                                 By Bruce Mason
                                    ------------------------------------
                                    Bruce Mason
                                    Chairman and Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 24th day of June, 1994.


      Signature                   Position
      ---------                   --------


Bruce Mason                  Chairman and Chief Executive
- ---------------------        Officer and Director
Bruce Mason                  (Principal Executive Officer)



Terry M. Ashwill             Executive Vice President and Chief
- ---------------------        Financial Officer and Director
Terry M. Ashwill             (Principal Financial Officer)



Dale F. Perona               Vice President, Controller and
- ---------------------        Secretary (Controller)
Dale F. Perona


     *                       Director
- ---------------------
Louis E. Scott



     *                       Director
- ---------------------
Stephen T. Vehslage

     *                       Director
- --------------------
Newton N. Minow



     *                       Director
- ---------------------
William A. Schreyer



     *                       Director
- ---------------------
Craig R. Wiggins



     *                       Director
- ---------------------
John B. Balousek



    *                       Director
- ---------------------
Maurice Levy



     *                       Director
- ---------------------
Gregory W. Blaine



     *                       Director
- ---------------------
Laurel Cutler




* By Terry M. Ashwill
     ----------------
     Terry M. Ashwill
     Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                     Sequential
Exhibit No.                       Description                        Page No.
- -----------                       -----------                        ----------
    4(a)     Foote, Cone & Belding Communications, Inc. Stock
             Purchase Plan (as amended and restated effective
             January 1, 1987). Incorporated by Registration
             reference to Exhibit 28.1 to Registrant's Registration
             Statement on Form S-8, filed with the Securities and
             Exchange Commission on June 13, 1994 (Registration No.
             33-41129) (the "1991 S-8").

    4(b)     Amendment Number One to Foote, Cone & Belding
             Communications, Inc. Stock Purchase Plan dated
             November 10, 1987. Incorporated by reference to
             Exhibit 28.2 to the 1991 S-8.

    4(c)     Supplement to Foote, Cone & Belding Communications,
             Inc. Stock Purchase Plan dated May 26, 1989.
             Incorporated by reference to Exhibit 28.3 to the 1991
             S-8.

    4(d)     Amendment Number Two to Foote, Cone & Belding
             Communications, Inc. Stock Purchase Plan dated
             November 15, 1989. Incorporated by reference to
             Exhibit 28.4 to the 1991 S-8.

    4(e)* Registrant's Restated Certificate of Incorporation, as amended on May 19, 1993 and further amended on May 18, 1994.

    4(f)*    Registrant's By-laws, as amended.

    4(g) Rights Agreement dated as of November 16, 1988, between Registrant and Harris Trust and Savings Bank as Rights Agent. Incorporated by reference to Exhibit
             1 to Registrant's Registration Statement on Form 8-A under the Exchange Act, filed with the Securities and Exchange Commission on November 18, 1988.

                                                                     Sequential
Exhibit No.                       Description                        Page No.
- -----------                       -----------                        ----------
    5*       Opinion of Sidley & Austin.

   23(a)*    Consent of Independent Accountants.

   23(b) Consent of Sidley & Austin is included in its opinion filed as Exhibit 5 hereto.

   24*       Power of Attorney.

______________________

* Filed herewith.